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                                                                 Exhibit 10.21.3


                                 THIRD AMENDMENT
                                     TO THE
                            SUPPLEMENTAL BENEFIT PLAN
                       FOR DESIGNATED EMPLOYEES OF BOWATER
                      INCORPORATED AND AFFILIATED COMPANIES
                             AS AMENDED AND RESTATED
                           EFFECTIVE FEBRUARY 26, 1999


         WHEREAS, Bowater Incorporated (the "Company") previously amended and restated the Supplemental Benefit Plan For Designated Employees of Bowater Incorporated and Affiliated Companies as of February 26, 1999 (the "Plan");

         WHEREAS, Section 7.02 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to (i) allow the interest rate used in the calculation of the lump sum benefit to be set by the HRCC for each calendar year, (ii) incorporate an assumption that an unmarried participant is married for the purpose of calculating the lump sum benefit and that his or her spouse is three years younger than the participant, and (iii) change the definition of "Final Average Monthly Compensation."

         NOW, THEREFORE, effective September 23, 2003, the Plan shall be amended as follows:

1.       Section 3.05 is amended and restated as follows:

         "3.05 LUMP SUM OPTION: During each December beginning with December 2002 (the "Election Period"), a Participant may elect to receive any benefits to which he may be entitled to under Section 3.01 or 3.02 in a lump sum computed using the applicable mortality table defined in Internal Revenue Code Section 417(e)(3)(A)(ii)(I) and an interest rate set by the Committee for the year in which the distribution occurs ("Lump Sum Election"). The interest rate shall be set by the Committee for each calendar year prior to the commencement thereof and set forth in the minutes of the Committee's meeting at which the interest rate is set. If a Participant elects a lump sum and is unmarried at the time the distribution is made, the lump sum shall be calculated as if such Participant were married and his spouse was three years younger than such Participant. A Lump Sum Election must be made on or before the December 31st that is at least one full calendar year before the year of payment. No spousal consent to the Lump Sum Election shall be required and, if a Lump Sum Election is made, the requirements of
         Section 2.02 shall not apply. A Lump Sum Election, once made, cannot be revoked except during an Election Period."


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2.       Section 1.22 is amended and restated in its entirety as follows:

         "1.22 "FINAL AVERAGE MONTHLY COMPENSATION" shall mean the average of the Participant's Compensation for the highest three (3) non-overlapping 12 consecutive calendar month periods in the last 120 months immediately preceding his termination date and further divided by 36 except that (i) if the Participant earns Compensation in fewer than 120 months preceding his termination date, his "Final Average Monthly Compensation" shall be based on Compensation for the highest three (3) non-overlapping 12 consecutive calendar month periods preceding his termination date, and (ii) if the Participant earns Compensation in fewer than 36 calendar months preceding his termination date, his "Final Average Monthly Compensation" shall be the total Compensation for all months preceding his termination date divided by the number of complete months for which compensation was received."


         IN WITNESS WHEREOF, the HRCC has caused this Third Amendment to the Plan to be executed by a duly authorized officer this 19th day of November, 2003.

                                         BOWATER INCORPORATED


                                         By:  /s/ James T. Wright
                                            -----------------------------------
                                                  James T. Wright
                                         Title:  Senior Vice President, Human
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                                                 Resources
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